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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2003

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201 (Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

        On July 14, 2003, Sterling Financial Corporation, a Washington corporation ("Sterling"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Klamath First Bancorp, Inc., an Oregon corporation ("Klamath"). Under the terms of the Merger Agreement, Klamath will be merged with and into Sterling with Sterling being the surviving corporation in the merger. The Merger Agreement also provides for the merger of Klamath's financial institution subsidiary, Klamath First Federal Savings and Loan Association, with and into Sterling's financial institution subsidiary, Sterling Savings Bank, with Sterling Savings Bank being the surviving institution.

        Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, each share of Klamath common stock will be converted into 0.77 shares of Sterling common stock subject to certain conditions. Based upon the closing price for Sterling on July 14 of $26.55 per share, the consideration is equivalent to $20.44 per share of Klamath common stock. The transaction, which is valued at approximately $147 million, is expected to close in the first quarter of 2004, pending shareholder and regulatory approval, and be accretive to Sterling's earnings per share in 2004. The parties have agreed to pay termination fees in the event the Merger Agreement is terminated under certain conditions. The exchange of shares is expected to be tax-free to the Klamath shareholders.

        The press release jointly issued by Sterling and Klamath announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference (the "Press Release").

        On July 15, 2003, at 4:30 p.m. EDT, Sterling and Klamath will hold an Investor Presentation for investors, analysts and other interested parties regarding the Merger, which will be accessible via conference call. Information regarding the Investor Presentation is included in the Press Release. The slides to be used at the Investor Presentation are included as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Statements, and Exhibits.

  (c)
  Exhibits
2.1	Agreement and Plan of Merger dated July 14, 2003 by and among Sterling Financial Corporation and Klamath First Bancorp, Inc.
99.1	Joint Press Release dated July 15, 2003.
99.2	Slide presentation to be used during the Investor Presentation July 15, 2003.

Item 9. Regulation FD Disclosure

        The slide presentation included herein as Exhibit 99.2 is not filed but is furnished pursuant to Regulation FD.

* * *

        The Press Release and any statements made by Sterling during the teleconference and during any other conference call may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the Merger between Sterling and Klamath, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) statements about Sterling's or Klamath's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, generally intended to identify forward-

looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Klamath and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Klamath may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; (5) the shareholders of Sterling or Klamath may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Klamath's markets; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov).

        Sterling and Klamath caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or Klamath or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Klamath do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)
July 15, 2003 Date	By:	/s/ WILLIAM R. BASOM William R. Basom Vice President, Treasurer, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 14, 2003 by and among Sterling Financial Corporation and Klamath First Bancorp, Inc.
99.1	Joint Press Release dated July 15, 2003.
99.2	Slide presentation to be used during the Investor Presentation July 15, 2003.

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INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURE
EXHIBIT INDEX